CLEANSPARK INVESTIGATING SHORT SELLER CULPER RESEARCH

SALT LAKE CITY, January 21, 2021 -- CleanSpark, Inc. (Nasdaq: CLSK), (“CleanSpark, or “the Company”), an advanced software and controls technology solutions company focused on solving modern energy challenges, has become aware of a report making false accusations against CleanSpark and its officers. The publisher of this false report is an unknown entity or group hidden behind the facade of “Culper Research,” which disguises the identity of the actual author(s).

The apparent purpose of the Culper Research “report” is to cover or profit from the publisher’s short positions in the Company, which the publisher expressly acknowledges holding in the report itself. Holders of short positions trade on an expected decline in the price of a stock. Such holders only profit on such positions when the stock declines and incur potentially unlimited losses if the price does not decline.

CleanSpark takes seriously any accusations of impropriety, stands behind its prior statements and disclosures, and will not tolerate unfounded and reckless claims against the Company. CleanSpark has retained the law firm of Wilk Auslander LLP in connection with this matter and will be vigilant in investigating the sources of these misrepresentations, including the identity of those veiled behind the entity calling itself Culper Research. We are aware that litigation premised on the so-called “Culper Report” has been filed and that plaintiff’s firms are trolling for additional shareholders. The Company will vigorously and relentlessly defend itself against these actions and against the kind of baseless accusations made by those behind the “report.” We also invite anyone who has any information regarding the persons or entities behind Culper Research to contact the Company at the Investor Relations email address or contact number provided below.

For accurate information about the Company, Shareholders should refer to the Company’s disclosure documents filed with U.S. Securities and Exchange Commission, which are available online under the Company’s EDGAR profile at www.sec.gov or on the Investor Relations tab of the Company’s website at www.CleanSpark.com.

About CleanSpark:

CleanSpark, Inc., a Nevada corporation, is in the business of providing advanced software and controls technology solutions to solve modern energy challenges. We have a suite of software solutions that provide end-to-end microgrid energy modeling, energy market communications, and energy management solutions. Our offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, and software consulting services.

Through its wholly owned subsidiary ATL Data Centers LLC, CleanSpark owns and operates a data center that provides customers with traditional on-site and cloud-based data center services. The Company also owns and operates a fleet of over 3,400 ASIC (application-specific integrated circuit) Bitcoin miners producing over 200 PH/s in mining capacity. Capacity is expected to increase to over 300 PH/s in mining capacity by early 2021. CleanSpark plans to apply its technologies with a goal of mining bitcoins at the lowest energy prices in the United States. For more information, visit https://ATL-DATA.com

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the successful deployment energy solution on the project, the fitness of our energy software and solutions for this particular application or market, the expectations of future revenue growth may not be realized, ongoing demand for our software products and related services, the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact - Investor Relations:

CleanSpark, Inc.

Investor Relations

(801) 244-4405

IR@cleanspark.com

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